Filed Pursuant to Rule 424(b)(2)
Registration No. 333-270365

Prospectus Supplement

(To Prospectus Dated March 8, 2023)

$650,000,000 4.750% Notes due 2033

This is an offering by Brown-Forman Corporation of $650,000,000 aggregate principal amount of 4.750% Notes due April 15, 2033 (the “notes”). Interest on the notes will be payable on April 15 and October 15 of each year, commencing on October 15, 2023. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on April 15, 2033.

We may redeem the notes at our option, in whole at any time or in part from time to time, at the redemption prices specified in this prospectus supplement under “Description of Notes — Optional Redemption.”

The notes will be our unsecured senior obligations and will rank equally with all of our other existing and future unsecured senior indebtedness and senior to any existing and future subordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to our secured indebtedness to the extent of the value of the assets securing such indebtedness. See “Description of Notes — Ranking.”

Investing in the notes involves risks. See “Risk Factors” on page S-8

	Per Note	Total
Public Offering Price[1]	99.704%	$648,076,000
Underwriting Discount[2]	0.650%	$4,225,000
Proceeds (before expenses) to Brown-Forman Corporation[1]	99.054%	$643,851,000

[1]	Plus accrued interest from March 23, 2023, if settlement occurs after that date.
[2]	See “Underwriting (Conflicts of Interest).”

The notes will not be listed on any securities exchange or quoted on any automated quotation system. There is currently no public market for the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the notes will be made to the respective purchasers through the book-entry delivery system of The Depository Trust Company (“DTC”) for the accounts of its participants, including Euroclear and Clearstream, on or about March 23, 2023.

Joint Book-Running Managers

BofA Securities	Citigroup	J.P. Morgan	US Bancorp

Barclays		Scotiabank

Co-Manager

Siebert Williams Shank

The date of this prospectus supplement is March 21, 2023

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the notes.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus are required by us and the underwriters to inform themselves about, and to observe, any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Underwriting (Conflicts of Interest) — Selling Restrictions.” You should assume that the information contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates.

In this prospectus supplement and the accompanying prospectus, “we,” “us,” “our,” and the “Company” refer to Brown-Forman Corporation and its consolidated subsidiaries, unless otherwise expressly stated or required by the context. The symbol “$” refers to U.S. dollars, unless otherwise indicated.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain statements, estimates, and projections that are “forward-looking statements” as defined under U.S. federal securities laws. Words such as “aim,” “anticipate,” “aspire,” “believe,” “can,” “continue,” “could,” “envision,” “estimate,” “expect,” “expectation,” “intend,” “may,” “might,” “outlook,” “plan,” “potential,” “project,” “pursue,” “see,” “seek,” “should,” “will,” “would,” and similar words identify forward-looking statements, which speak only as of the date we make them. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control). Some of these risks are described more fully in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended April 30, 2022, which is expressly incorporated by reference into this prospectus supplement and the accompanying prospectus, and those risks described in this prospectus supplement under “Risk Factors” and elsewhere in documents filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus. These factors could cause our actual results to differ materially from our historical experience or from our current expectations or projections. These risks and uncertainties include, but are not limited to:

•	Our substantial dependence upon the continued growth of the Jack Daniel’s family of brands

•

Substantial competition from new entrants, consolidations by competitors and retailers, and other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets or distribution networks

•	Route-to-consumer changes that affect the timing of our sales, temporarily disrupt the marketing or sale of our products, or result in higher fixed costs

•	Disruption of our distribution network or inventory fluctuations in our products by distributors, wholesalers, or retailers

•

Changes in consumer preferences, consumption, or purchase patterns – particularly away from larger producers in favor of small distilleries or local producers, or away from brown spirits, our premium products, or spirits generally, and our ability to anticipate or react to them; further legalization of marijuana; shifts in consumer purchase practices; bar, restaurant, travel, or other on-premise declines; shifts in demographic or health and wellness trends; or unfavorable consumer reaction to new products, line extensions, package changes, product reformulations, or other product innovation

•	Production facility, aging warehouse, or supply chain disruption

•	Imprecision in supply/demand forecasting

•	Higher costs, lower quality, or unavailability of energy, water, raw materials, product ingredients, or labor

•	Impact of health epidemics and pandemics, including the COVID-19 pandemic, and the risk of the resulting negative economic impacts and related governmental actions

•

Unfavorable global or regional economic conditions, particularly related to the COVID-19 pandemic, and related economic slowdowns or recessions, low consumer confidence, high unemployment, weak credit or capital markets, budget deficits, burdensome government debt, austerity measures, higher interest rates, higher taxes, political instability, higher inflation, deflation, lower returns on pension assets, or lower discount rates for pension obligations

•	Product recalls or other product liability claims, product tampering, contamination, or quality issues

•	Negative publicity related to our company, products, brands, marketing, executive leadership, employees, Board of Directors, family stockholders, operations, business performance, or prospects

S-iii

•	Failure to attract or retain key executive or employee talent

•	Risks associated with acquisitions, dispositions, business partnerships, or investments – such as acquisition integration, termination difficulties or costs, or impairment in recorded value

•

Risks associated with being a U.S.-based company with a global business, including commercial, political, and financial risks; local labor policies and conditions; protectionist trade policies, or economic or trade sanctions, including new retaliatory tariffs on American whiskeys and the effectiveness of our actions to mitigate the negative impact on our margins, sales, and distributors; compliance with local trade practices and other regulations; terrorism; and health pandemics

•	Failure to comply with anti-corruption laws, trade sanctions and restrictions, or similar laws or regulations

•	Fluctuations in foreign currency exchange rates, particularly a stronger U.S. dollar

•

Changes in laws, regulatory measures, or governmental policies – especially those that affect the production, importation, marketing, labeling, pricing, distribution, sale, or consumption of our beverage alcohol products

•

Tax rate changes (including excise, corporate, sales or value-added taxes, property taxes, payroll taxes, import and export duties, and tariffs) or changes in related reserves, changes in tax rules or accounting standards, and the unpredictability and suddenness with which they can occur

•	Decline in the social acceptability of beverage alcohol in significant markets

•	Significant additional labeling or warning requirements or limitations on availability of our beverage alcohol products

•	Counterfeiting and inadequate protection of our intellectual property rights

•	Significant legal disputes and proceedings, or government investigations

•

Cyber breach or failure or corruption of our key information technology systems or those of our suppliers, customers, or direct and indirect business partners, or failure to comply with personal data protection laws

•	Our status as a family “controlled company” under New York Stock Exchange rules, and our dual-class share structure

S-iv

MARKET AND INDUSTRY DATA

Certain market data contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus are based on independent industry publications and reports by market research firms. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness. Some data are also based on our good-faith estimates, which are derived from our review of internal surveys, as well as the independent sources referred to above.

S-v

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available at the SEC’s website at http://www.sec.gov and our corporate website at http://www.brown-forman.com. Information on the SEC’s website and our corporate website does not constitute part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus, except as otherwise specifically set forth in “Incorporation of Information by Reference.” You may also obtain copies of this information and the documents incorporated by reference in this prospectus supplement or the accompanying prospectus at no charge by writing or telephoning us at the following address or telephone number: Brown-Forman Corporation, 850 Dixie Highway, Louisville, Kentucky 40210 USA, Attention: Investor Relations, telephone number (502) 585-1100.

S-vi

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important business and financial information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus supplement and the accompanying prospectus. Any information that we file with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede the corresponding information contained in this prospectus supplement or in documents filed earlier with the SEC.

We incorporate by reference into this prospectus supplement the following documents that we have previously filed with the SEC (other than, in each case, documents or portions thereof or information included in such documents deemed to have been furnished and not filed in accordance with SEC rules) all of which are filed under SEC File No. 001-00123:

•

Our Annual Report on Form 10-K for the fiscal year ended April  30, 2022 (which incorporates by reference certain portions of our Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders filed with the SEC on June 24, 2022);

•	Our Quarterly Reports on Form 10-Q for the quarters ended July 31, 2022, October 31, 2022, and January 31, 2023; and

•

Our Current Reports on Form 8-K filed with the SEC on July 29, 2022 (Items 5.02, 5.07 and, as it relates to such items, 9.01 only), October  12, 2022, November  17, 2022 (Item 5.02 only), and January 5, 2023 (Items 1.01, 2.03, 8.01 and, as it relates to such items, 9.01 only).

We are also incorporating by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus supplement and prior to the termination of this offering. In no event, however, will any of the information that we disclose under Items 2.02 and 7.01 (and any related Item 9.01) of any Current Report on Form 8-K that we may from time to time furnish to the SEC be incorporated by reference into, or otherwise included in, this prospectus supplement.

Each document referred to above is available on the SEC’s website at http://www.sec.gov and on our corporate website at http://www.brown-forman.com. Information on the SEC’s website and our corporate website does not constitute part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus, except as otherwise specifically set forth above in this section. You may also request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address or telephone number:

Brown-Forman Corporation

850 Dixie Highway

Louisville, Kentucky 40210

(502) 585-1100

Attention: Investor Relations

S-vii

SUMMARY

The following summary highlights certain significant aspects of our business and this offering, but you should carefully read the entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Incorporation of Information by Reference,” before making an investment decision. Because this is a summary, it does not contain all the information that may be important to you. Our actual results could differ materially from those anticipated in the forward-looking statements contained in this prospectus supplement and the accompanying prospectus as a result of certain factors, including those set forth under “Forward-Looking Statements” and “Risk Factors.”

Brown-Forman Corporation

Brown-Forman is one of the leading global spirits companies, producing and marketing premium branded wines and spirits that are sold in more than 170 countries. George Garvin Brown founded the Company in 1870 and descendants of the Brown family remain active in the Company to this day.

We primarily manufacture, distill, bottle, import, export, market, and sell a wide variety of beverage alcohol products under recognized brands. Our principal brands are:

Jack Daniel’s Tennessee Whiskey	el Jimador Tequilas[3]
Jack Daniel’s RTD[1]	el Jimador New Mix RTD
Jack Daniel’s Tennessee Honey	Korbel California Champagnes[4]
Gentleman Jack Rare Tennessee Whiskey	Korbel California Brandy[4]
Jack Daniel’s Tennessee Fire	Herradura Tequilas[5]
Jack Daniel’s Tennessee Apple	Finlandia Vodkas
Jack Daniel’s Single Barrel Collection[2]	Sonoma-Cutrer California Wines
Jack Daniel’s Tennessee Rye	Old Forester Kentucky Straight Bourbon Whisky
Jack Daniel’s Winter Jack	Old Forester Whiskey Row Series
Jack Daniel’s Sinatra Select	Old Forester Kentucky Straight Rye Whisky
Jack Daniel’s Bonded	GlenDronach Single Malt Scotch Whisky
Jack Daniel’s No. 27 Gold Tennessee Whiskey	Benriach Single Malt Scotch Whisky
Jack Daniel’s Bottled-in-Bond	Glenglassaugh Single Malt Scotch Whisky
Jack Daniel’s 10 Year Old	Chambord Liqueur
Jack Daniel’s Triple Mash	Slane Irish Whiskey
Woodford Reserve Kentucky Bourbon	Fords Gin
Woodford Reserve Double Oaked	Coopers’ Craft Kentucky Bourbon
Woodford Reserve Kentucky Rye Whiskey	Part Time Rangers RTDs
Woodford Reserve Kentucky Straight Malt Whiskey	Gin Mare
Woodford Reserve Kentucky Straight Wheat Whiskey	Diplomático Rum

[1]	Jack Daniel’s ready-to-drink (“RTD”) included Jack Daniel’s & Cola, Jack Daniel’s Country Cocktails, Jack Daniel’s Double Jack, and other malt- and spirit-based Jack Daniel’s RTDs.
[2]

The Jack Daniel’s Single Barrel Collection includes Jack Daniel’s Single Barrel Select, Jack Daniel’s Single Barrel Barrel Proof, Jack Daniel’s Single Barrel Rye, and Jack Daniel’s Single Barrel 100 Proof.

[3]	el Jimador Tequilas comprise all full-strength expressions of el Jimador.
[4]	Korbel is not an owned brand. We sell Korbel products under contract in the United States and other select markets.
[5]	Herradura Tequilas comprise all expressions of Herradura.

For the fiscal year ended April 30, 2022, we generated net sales of approximately $3,933 million and net income of approximately $838 million.

The most important and iconic brand in our portfolio is Jack Daniel’s Tennessee Whiskey, which is the #1 selling American whiskey in the world, according to International Wine & Spirit Research (“IWSR”). Jack Daniel’s Tennessee Whiskey was recently named the most valuable spirits brand in the world in the 2022 Interbrand “Best Global Brands” rankings. Our premium bourbons, Woodford Reserve and Old Forester, were selected for the Impact “Hot Brands” list in 2022, marking nine and four consecutive years on the list, respectively. Our tequilas, el Jimador and Herradura, were also named to the “Hot Brands” list, which was published in March 2022 by Impact Databank.

Our strategy is to market high-quality products that satisfy the preferences of consumers of legal drinking age and to support those products with extensive international, national, and regional marketing programs. These programs are intended to increase consumer brand recognition and brand loyalty.

We own numerous valuable trademarks that are essential to our business. Registrations of trademarks can generally be renewed indefinitely as long as the trademarks are in use. Through licensing arrangements, we have authorized the use of some of our trademarks on promotional items for the primary purpose of enhancing brand awareness.

Ingredients and Other Supplies

The principal raw materials used in manufacturing and packaging our distilled spirits, liqueurs, RTD products, and wines are shown in the table below.

Principal Raw Materials
Distilled Spirits	Liqueurs	RTD Products	Wines	Packaging
Agave	Flavorings	Flavorings	Grapes	Aluminum cans
Barley	Neutral spirits	Malt	Wood	Cartons
Corn	Sugar	Neutral spirits		Closures
Malted barley	Water	Sugar		Glass bottles
Rye	Whiskey	Tequila		Labels
Sugar	Wine	Water		PET[1] bottles
Water		Whiskey
Wood

[1]	Polyethylene terephthalate (PET) is a polymer used in non-glass containers.

From time to time, our agricultural ingredients (agave, barley, corn, grapes, malted barley, rye, and wood) could be adversely affected by weather and other forces out of our control that might constrain supply or reduce our inventory below desired levels for optimum production.

Whiskeys and certain tequilas and other distilled spirits must be aged. Because we must produce these distilled spirits years in advance to meet projected future demand, our inventories of these products may be larger in relation to sales and total assets than in many other businesses.

Distribution

We use a variety of distribution models across the globe to deliver our products to our customers. Our distribution network, or our “route to consumer” (“RTC”), varies depending on the laws and regulatory framework for trade in beverage alcohol by market, our assessment of a market’s long-term attractiveness and competitive dynamics, the relative profitability of distribution options available to us, the structure of the retail and wholesale trade in a market, and our portfolio’s development stage in a market. As these factors change, we evaluate our RTC strategy and, from time to time, adapt our model. In the United States, which generally prohibits spirits and wine manufacturers from selling their products directly to consumers, we sell our brands either to distributors or to state governments (in states that directly control alcohol sales) that then sell to retail customers and consumers. Outside the United States, we use a variety of RTC models, which can be grouped into three categories: owned distribution, partner, and government-controlled markets. We own and operate distribution companies for Australia, Belgium and Luxembourg, Brazil, Czechia, France, Germany, Korea, Mexico, Poland, Spain, Taiwan, Thailand, Turkey, and the United Kingdom. In these owned-distribution markets, and in a large portion of the travel retail channel, we sell our products directly to retailers or wholesalers. In many other markets, including Italy, Japan, and South Africa, we rely on third parties to distribute our brands, generally under fixed-term distribution contracts. In Canada, we sell our products to provincial governments.

International Markets

The United States, our most important market, accounted for 49% of our net sales in fiscal 2022, and the other 51% of our net sales were outside of the United States. Our fiscal 2022 net sales by geography were as follows:

United States	49%
Germany	6%
Australia	6%
United Kingdom	6%
Mexico	6%
Other	28%

Competition

Trade information indicates that we are one of the largest global suppliers of premium spirits. According to IWSR, for calendar year 2021, the 10 largest global spirits companies controlled approximately 20% of the total spirits volume sold around the world. While we believe that the overall market environment offers considerable growth opportunities for us, our industry is, and will remain, highly competitive. We compete against many global, regional, and local brands in a variety of categories of beverage alcohol, but our brands compete primarily in the industry’s premium-and-above price points. Our competitors include major global spirits and wine companies, such as Bacardi Limited, Beam Suntory Inc., Becle S.A.B. de C.V., Davide Campari-Milano N.V., Diageo PLC, LVMH Moët Hennessy Louis Vuitton SE, Pernod Ricard SA, and Rémy Cointreau. In addition, particularly in the United States, we compete with national companies and craft spirit brands, many of which entered the market in the last few years.

Regulatory Environment

Federal, state, local, and foreign authorities regulate how we produce, store, transport, distribute, market, and sell our products. Some countries and local jurisdictions prohibit or restrict the marketing or sale of distilled spirits in whole or in part.

In the United States, at the federal level, the Alcohol and Tobacco Tax and Trade Bureau of the U.S. Department of the Treasury regulates the spirits and wine industry with respect to the production, blending, bottling, labeling, advertising, sales, and transportation of beverage alcohol. Similar regulatory regimes exist at the state level and in most non-U.S. jurisdictions where we sell our products. In addition, beverage alcohol products are subject to customs duties, excise taxes, and/or sales taxes in many countries, including taxation at the federal, state, and local level in the United States.

Many countries set their own distilling and maturation requirements. We comply with all of the applicable laws and regulations.

Employees

We employ approximately 5,200 people (excluding individuals that work on a part-time or temporary basis) in 43 countries around the world. We believe our employee relations are good and our turnover rate is low.

Recent Developments

Acquisition of the Diplomático Business

On January 5, 2023, we completed our acquisition of the “Diplomático” and “Botucal” rum brands and the associated business of marketing, distributing, and selling rum products under the brand name “Diplomático” or “Botucal” or derivations thereof (the “Diplomático Business”) for $725 million, subject to certain adjustments.

364-Day Term Loan Credit Agreement

On January 3, 2023, we entered into a $600 million senior unsecured 364-day term loan credit agreement (the “Term Loan Agreement”) with the lenders party thereto, U.S. Bank National Association, as administrative agent, Bank of America, N.A., Citibank, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents, The Bank of Nova Scotia, as documentation agent, and U.S. Bank National Association, BofA Securities, Inc., Citibank N.A., and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners. Borrowings under the Term Loan Agreement mature on January 2, 2024, and, at our option, can be prepaid before that date without penalty or premium. The borrowings under the Term Loan Agreement were used for working capital and general corporate purposes, including the acquisition of the Diplomático Business and the repayment of our notes that were due in January 2023. See “Use of Proceeds” and “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

Corporate Information

We were incorporated under the laws of the State of Delaware in 1933, successor to a business founded in 1870 as a partnership and later incorporated under the laws of the Commonwealth of Kentucky in 1901. Our principal executive offices are located at 850 Dixie Highway, Louisville, Kentucky 40210, and our telephone number is (502) 585-1100. Our website address is www.brown-forman.com. Information on our corporate website does not constitute part of this prospectus supplement or the accompanying prospectus, except as otherwise specifically set forth in “Incorporation of Information by Reference.”

Additional information about us, including our audited financial statements, is contained in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. See “Where You Can Find More Information” and “Incorporation of Information by Reference.”

Summary Consolidated Financial Information

The following table sets forth our summary consolidated financial information for the fiscal years ended April 30, 2020, 2021, and 2022 and the nine months ended January 31, 2022 and 2023 and as of April 30, 2021 and 2022 and January 31, 2023. The information for the fiscal years ended April 30, 2020, 2021, and 2022 and as of April 30, 2021 and 2022 was derived from our audited annual consolidated financial statements. The information for the nine months ended January 31, 2022 and 2023 and as of January 31, 2023 was derived from our unaudited condensed consolidated financial statements. You should read the following summary consolidated financial information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements, including the related notes, in each case, in our Annual Report on Form 10-K for the fiscal year ended April 30, 2022 and in our Quarterly Report on Form 10-Q for the quarter ended January 31, 2023, each of which is incorporated by reference in this prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Information by Reference.”

	Twelve Months Ended April 30,			Nine Months Ended January 31,
	2020	2021	2022	2022	2023
	(In millions)			(In millions)
Income Statement Data:
Sales	$4,306	$4,526	$5,081	$3,831	$4,078
Excise Taxes	943	1,065	1,148	894	896

Net Sales	3,363	3,461	3,933	2,937	3,182
Cost of Sales	1,236	1,367	1,542	1,172	1,323

Gross Profit	2,127	2,094	2,391	1,765	1,859
Advertising Expenses	383	399	438	311	372
Selling, General, and Administrative Expenses	642	671	690	495	541
Gain on Sale of Business	—	(127)	—	—	—
Other Expense (Income), net	11	(15)	59	1	117

Operating Income	1,091	1,166	1,204	958	829
Non-Operating Postretirement Expense	5	6	13	2	27
Interest Income	(5)	(2)	(5)	(3)	(7)
Interest Expense	82	81	82	61	61
Income Taxes	182	178	$276	211	172

Net Income	$827	$903	$838	$687	$576

	As of April 30,		As of January 31,
	2021	2022	2023
	(In millions)
Balance Sheet Data:
Cash and Cash Equivalents	$1,150	$868	$428
Total Current Assets	3,917	3,776	3,843
Property, Plant and Equipment, net	832	875	955
Total Assets	6,522	6,373	7,754
Short-Term Borrowings	205	—	1,004
Current Portion of Long-Term Debt	—	250	—
Total Current Liabilities	918	1,034	1,933
Long-Term Debt	2,354	2,019	2,024
Total Liabilities	3,866	3,636	4,716
Total Stockholders’ Equity	$2,656	$2,737	$3,038

The Offering

Issuer	Brown-Forman Corporation

Securities	$650,000,000 aggregate principal amount of 4.750% Notes due 2033

Maturity Date	April 15, 2033

Interest	Interest on the notes will accrue at the rate of 4.750% per year and will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning October 15, 2023.

Ranking	The notes will be our unsecured senior obligations and will rank equally with all of our other existing and future unsecured senior indebtedness and senior to any existing and future subordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to our secured indebtedness to the extent of the value of the assets securing such indebtedness. See “Description of Notes — Ranking.”

Optional Redemption	We may redeem the notes at our option, in whole at any time or in part from time to time. We may redeem the notes before January 15, 2033 (three months prior to the maturity date) at the “make-whole” redemption price described in “Description of Notes — Optional Redemption.”

On or after January 15, 2033 (three months prior to the maturity date), we may redeem the notes at a redemption price equal to 100% of the outstanding principal amount of the notes being redeemed. See “Description of Notes — Optional Redemption.”

Certain Covenants	The indenture under which we will issue the notes contains covenants that, among other things, limit our ability under certain circumstances to create liens, enter into sale and lease-back transactions and engage in mergers, consolidations and sales of substantially all of our assets. See “Description of Debt Securities” in the accompanying prospectus.

Lack of a Public Market for the Notes	There are no existing trading markets for the notes, and there can be no assurance regarding:

•	any future development or liquidity of a trading market for the notes;

•	the prices at which you may be able to sell your notes; or

•	your ability to sell your notes at all.

Future trading prices of the notes will depend on many factors, including:

•	prevailing interest rates;

•	our operating results and financial condition; and

•	the markets for similar securities.

We do not currently intend to apply for the listing of the notes on any securities exchange or for quotation of the notes in any dealer quotation system.

Denomination	The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Trustee	U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association).

Use of Proceeds	We estimate that the net proceeds from the sale of the notes offered hereby will be approximately $642 million after deducting the underwriting discount and estimated offering expenses we will pay. We intend to use the net proceeds from this offering to repay $600 million of outstanding indebtedness under our Term Loan Agreement, with the remainder to be used for general corporate purposes. See “Use of Proceeds.”

Conflicts of Interest	Affiliates of certain underwriters are lenders under the Term Loan Agreement that will be repaid using net proceeds from this offering and, accordingly, may receive an amount in excess of 5% of the net proceeds from this offering. The receipt by any underwriter and its affiliates of an aggregate amount in excess of 5% of the net proceeds from this offering would constitute a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) for each such underwriter. Consequently, this offering will be conducted in accordance with the applicable requirements of FINRA Rule 5121. See “Use of Proceeds” and “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

Further Issuances	The notes will be limited initially to $650,000,000 in aggregate principal amount. We may, however, “re-open” the notes and issue an unlimited principal amount of additional notes in the future without the consent of the then-existing holders. Any such additional notes, together with the notes offered hereby, will constitute a single series of notes under the indenture.

Governing Law	The indenture provides and the notes will provide that they will be governed by, and construed in accordance with, the laws of the State of New York.

For a discussion of certain risks that should be considered in connection with an investment in the notes, see “Risk Factors” on page S-8. For a more complete description of the terms of the notes see “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

RISK FACTORS

You should carefully consider the risks and uncertainties described below and other information contained in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein before you decide whether to invest in the notes. In particular, we urge you to consider carefully the factors set forth in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended April 30, 2022, incorporated by reference in this prospectus supplement and the accompanying prospectus, as such may be updated in our future filings under the Exchange Act. If any of the risks identified in such risk factors were to occur, our business, financial condition, liquidity, results of operations, and prospects could be materially adversely affected. This may adversely affect our ability to pay interest on the notes or repay the principal when due, and you may lose part or all of your investment.

Ratings of the notes may not reflect all the risks of your investment in the notes and could be lowered or withdrawn in the future.

We expect that the notes will be rated by one or more nationally recognized statistical rating organizations. Those ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of the rating agency at the time the rating is issued. An explanation of the significance of the rating may be obtained from the applicable rating agency. A rating is not a recommendation to purchase, hold, or sell debt securities, since a rating does not predict the market price of a particular security or its suitability for a particular investor. Any rating organization that rates the notes may lower our rating or decide not to rate the notes in its sole discretion. Any downgrade or withdrawal of a rating by a rating agency that rates the notes could have an adverse effect on the trading prices or liquidity of the notes.

An active trading market for the notes may not develop.

The notes will constitute a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. If a trading market does not develop or is not maintained, holders of the notes may find it difficult or impossible to resell their notes. If a trading market were to develop for the notes, the notes may trade at prices that are higher or lower than their principal amount or purchase price, depending on many factors including prevailing interest rates, our operating results and financial condition, and the market for similar securities. Accordingly, there can be no assurance regarding any future development of trading markets for the notes or the ability of holders of the notes to sell their notes at all.

The indenture may not protect you if we undertake a highly leveraged transaction.

Other than the covenants described under “Description of Debt Securities — Certain Covenants” in the accompanying prospectus, which limit our ability to secure certain types of debt, the indenture does not contain any provisions that would limit our ability to incur additional indebtedness. In addition, the indenture does not limit our ability to pay dividends, make distributions, or repurchase shares of our common stock. These transactions could adversely affect holders of the notes.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes offered by this prospectus supplement and the accompanying prospectus will be approximately $642 million after deducting the underwriting discount and estimated offering expenses we will pay. We intend to use the net proceeds from this offering to repay $600 million of outstanding indebtedness under our Term Loan Agreement, with the remainder to be used for general corporate purposes, including dividends, repurchases of stock by the Company pursuant to any authorized stock repurchase program or otherwise, repaying, redeeming, or repurchasing other existing debt, including commercial paper, and for working capital, capital expenditures, acquisitions, and funding our pension plan obligations.

As of January 31, 2023, we had $600 million of outstanding indebtedness under our Term Loan Agreement. Borrowings under the Term Loan Agreement accrue interest at a weighted-average rate of 5.21% per annum. See “Summary — Recent Developments” for additional information regarding our Term Loan Agreement, including the maturity thereof and the use of proceeds therefrom. Affiliates of certain underwriters are lenders under our Term Loan Agreement and will receive a portion of the net proceeds from this offering. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

CAPITALIZATION

The following table sets forth our capitalization as of January 31, 2023 (1) on an actual basis and (2) on an as-adjusted basis after giving effect to the offering of the notes and the application of the net proceeds therefrom as described under “Use of Proceeds.”

	As of January 31, 2023
	Actual	As Adjusted
	(In millions)
Short-Term Debt:
Term Loan Agreement	$600	$—
Commercial Paper and other short-term borrowings	404	404

Total short-term debt	$1,004	$404

Long-Term Debt[1]:
3.50% senior notes, $300 million principal amount, due April 15, 2025	299	299
1.20% senior notes, €300 million principal amount, due July 7, 2026	325	325
2.60% senior notes, £300 million principal amount, due July 7, 2028	368	368
4.00% senior notes, $300 million principal amount, due April 15, 2038	295	295
3.75% senior notes, $250 million principal amount, due January 15, 2043	248	248
4.50% senior notes, $500 million principal amount, due July 15, 2045	489	489
The notes offered hereby	—	642
Other long-term debt	—	—

Total long-term debt	$2,024	$2,666

Total Stockholders’ Equity	$3,038	$3,038

Total Debt and Stockholders’ Equity	$6,066	$6,108

[1]	Amounts shown are net of unamortized discounts and issuance costs.

DESCRIPTION OF NOTES

The following description of the particular terms of the notes supplements, and, to the extent inconsistent, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.

We are issuing the notes under an indenture (the “base indenture”) dated as of April 2, 2007 between us and U.S. Bank National Association, as trustee, as supplemented by the first supplemental indenture dated as of December 13, 2010 and the second supplemental indenture dated as of June 24, 2015 (collectively with the base indenture, the “indenture”). The notes will be a series of debt securities issued under the indenture as described in the accompanying prospectus.

We do not intend to apply for listing or quotation of the notes on any securities exchange or automated quotation system. The notes will be issued as “global notes” as described in the accompanying prospectus. DTC will act as depositary.

Principal, Maturity and Interest

The notes will be limited initially to $650 million in aggregate principal amount. We may re-open the notes and issue an unlimited aggregate principal amount of additional notes from time to time. Any such additional notes, together with the notes offered hereby, will constitute a single series of notes under the indenture. No additional notes may be issued if an Event of Default (as defined in the indenture) has occurred or if such additional notes will not be fungible with the previously issued notes for federal income tax purposes. We will issue the notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Interest on the notes will accrue at the rate of 4.750% per year. We will pay interest on the notes semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2023. We will make each interest payment to the persons who are the holders of record of the notes on the immediately preceding April 1 or October 1, respectively.

Interest on the notes will accrue from the last interest payment date on which interest was paid on the notes or, if no interest has been paid on the notes, from the date of original issue.

Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The notes will mature on April 15, 2033, unless previously redeemed or repurchased in whole.

Ranking

Our obligations to pay principal, interest, and premium, if any, on the notes are our general unsecured senior obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding. As of January 31, 2023, without giving effect to this offering or the use of the proceeds thereof, we had approximately $3,028 million of unsecured senior debt. Of that amount, approximately $0 was indebtedness of our subsidiaries. Because the creditors of our subsidiaries have direct claims on our subsidiaries and their assets, the claims of holders of our debt securities are “structurally subordinated” to any existing and future liabilities of our subsidiaries. This means that the creditors of our subsidiaries have priority in their claims on the assets of our subsidiaries over our creditors. In addition, a substantial portion of our ordinary course liabilities, including accounts payable and accrued liabilities, as reflected on our consolidated balance sheet at January 31, 2023, were incurred by our subsidiaries. The indenture does not contain any covenants or provisions that would afford the holders of the notes protection in the event of a highly leveraged or similar transaction.

Events of Default and Remedies

The events of default contained in the indenture described under “Description of the Debt Securities — Events of Default and Remedies” will apply to the notes.

Because the applicable threshold amount of indebtedness, the acceleration of which would give rise to an event of default under the indenture, is lower for certain series of senior indebtedness previously issued under the indenture, the acceleration of any outstanding indebtedness of ours may constitute an Event of Default with respect to one or more of such previously issued series but may not constitute an Event of Default under the terms of the notes.

In addition, because the applicable threshold amount of payments required to be made by us as a result of one or more judgments, decrees, or orders against us that would give rise to an event of default under the indenture is lower for certain series of senior indebtedness previously issued under the indenture, such required payments may constitute an Event of Default with respect to one or more of such previously issued series but may not constitute an Event of Default under the terms of the notes.

Optional Redemption

Prior to the Par Call Date (defined below), we may redeem the notes at our option, in whole at any time or in part from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted to the redemption date (assuming such notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, less (b) interest accrued thereon to the date of redemption; and

(2)	100% of the principal amount of the notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

For purposes of the foregoing discussion of optional redemption, the following definitions are applicable:

“Par Call Date” means January 15, 2033 (three months prior to the maturity date).

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date, H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of record of notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by the depositary, the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Mandatory Redemption; Sinking Fund

No mandatory redemption obligation will be applicable to the notes. The notes will not be subject to, nor have the benefit of, a sinking fund.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the notes. This discussion is for general information only and does not address all of the potential tax considerations that may be relevant to a holder with respect to the purchase, ownership and disposition of the notes. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder by the U.S. Treasury (the “Treasury Regulations”), rulings and pronouncements issued by the Internal Revenue Service (the “IRS”), and judicial decisions, all as of the date hereof and all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, including, without limitation:

•	banks, insurance companies, and other financial institutions;

•	regulated investment companies;

•	grantor trusts;

•	thrifts, mutual funds, and real estate investment trusts;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	holders subject to the U.S. federal alternative minimum tax;

•	dealers in securities or currencies;

•	traders in securities;

•	partnerships, S corporations, or other pass-through entities;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	controlled foreign corporations;

•	tax-exempt entities;

•	passive foreign investment companies;

•	personal holding companies;

•	individual retirement accountants or qualified pension plans;

•	persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction,” or other risk reduction transaction;

•	persons deemed to sell the notes under the constructive sale provisions of the Code; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement.

In addition, this discussion is limited to persons purchasing the notes for cash at original issue at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes is sold to the public for cash). Moreover, the effects of other U.S. federal tax laws (such as U.S. federal estate and gift tax laws) and any applicable state, local, or foreign tax laws are not discussed. The discussion deals only with notes held as “capital assets” within the meaning of Section 1221 of the Code. For purposes of this discussion, “holder” means either a U.S. holder (as defined below) or a non-U.S. holder (as defined below) or both, as the context may require.

If a partnership or other entity classified as a partnership for U.S. tax purposes holds the notes, the tax treatment of the partnership and each partner will depend on the activities of the partnership and the status of the partner. Partnerships acquiring notes, and partners in such partnerships, should consult their own tax advisors.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN, OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Optional Redemption

In certain circumstances (see “Description of Notes — Optional Redemption”), we may be obligated to make payments in excess of stated interest and the principal amount of the notes. We intend to take the position that the notes should not be treated as contingent payment debt instruments despite the possibility of these additional payments. This position is based in part on assumptions regarding the likelihood, as of the date of issuance of the notes, that such additional payments will have to be paid. Our position that the contingencies described above are remote is binding on a holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. If the IRS successfully challenged our position, then the notes could be treated as contingent payment debt instruments, in which case holders could be required to accrue interest income at a rate higher than the stated interest rate on the notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption, or other taxable disposition of a note. Holders are urged to consult their tax advisors regarding the potential application of the contingent payment debt instrument rules to the notes and the consequences thereof. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

U.S. Holders

The following is a discussion of the material U.S. federal income tax considerations relevant to a “U.S. holder” of the notes. As used herein, “U.S. holder” means a beneficial owner of the notes who is for U.S. federal income tax purposes:

•

an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) if a U.S. court can exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code have the authority to control all substantial trust decisions, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Taxation of Interest

All of the notes bear interest at a fixed rate. We do not intend to issue the notes at a discount that will equal or exceed a de minimis amount of original issue discount (“OID”) and it is assumed for purposes of this discussion that the notes will be issued with less than a de minimis amount of OID. Accordingly, interest on a note will generally be includible in income of a U.S. holder as ordinary income at the time the interest is received or accrued, in accordance with the holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption, or Other Taxable Disposition of Notes

A U.S. holder will generally recognize capital gain or loss on the sale, exchange, redemption, or other taxable disposition of a note equal to the difference, if any, between (i) the amount of cash and the fair market value of any other property received by the holder in the sale, exchange, redemption, or other taxable disposition (less any portion allocable to any accrued and unpaid interest on the note not previously included in income, which amount will be taxable as interest) and (ii) the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will equal the amount that the U.S. holder paid for the note less any principal payments received by the U.S. holder. Such capital gain or loss will be treated as long-term capital gain or loss if the U.S. holder has held the note for more than one year at the time of disposition. Otherwise, such capital gain or loss will be a short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders may be subject to a lower federal income tax rate on their net long-term capital gains than that applicable to ordinary income. The deductibility of capital losses is subject to limitations.

Net Investment Income

Certain U.S. holders that are individuals, estates, or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% tax for the relevant taxable year on the lesser of (i) the U.S. holder’s “net investment income” in the case of an individual (or “undistributed net investment income” in the case of an estate or trust); and (ii) the excess of “modified adjusted gross income” (or “adjusted gross income,” in the case of an estate or trust) over a certain threshold (which, in the case of an individual, will be between $125,000 and $250,000, depending on the individual’s circumstances). Among other items, a U.S. holder’s net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property (which includes the notes), less certain deductions. U.S. holders should consult their own tax advisors regarding the possible implications of this tax in their particular circumstances.

Information Reporting and Backup Withholding

U.S. holders, except for certain exempt recipients, will generally be subject to information reporting and backup withholding on payments of interest, principal, gross proceeds from a disposition of notes, and redemption premium, if any. However, backup withholding generally applies only if the U.S. holder is not otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number (“TIN”), which, for an individual, ordinarily is his or her social security number;

•	furnishes an incorrect TIN;

•	fails to properly report payments of interest; or

•

fails, under certain circumstances, to provide a properly completed IRS Form W-9 (or a suitable substitute or successor form or such other form as the IRS may prescribe), signed under penalties of perjury, certifying that the holder has furnished a correct TIN and that the holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is allowable as a credit against such U.S. federal income tax liability and may entitle such holder to a refund, provided such holder furnishes the required information to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. We cannot refund amounts once withheld.

We will furnish annually to the IRS, and to record holders of the notes to whom we are required to furnish such information, information relating to the amount of interest paid and the amount of backup withholding, if any, with respect to payments on the notes.

Non-U.S. Holders

The following is a discussion of the material U.S. federal income tax considerations relevant to non-U.S. holders of the notes. The term “non-U.S. holder” means a beneficial owner of the notes who is neither a U.S. holder nor a partnership (or other entity or arrangement that is treated as a partnership for U.S. federal income tax purposes).

Taxation of Interest

Subject to the discussion under “—Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance” below, payments of interest on a note to any non-U.S. holder generally will not be subject to U.S. federal income or withholding tax provided we or the person otherwise responsible for withholding U.S. federal income tax from payments on the notes receives a required certification from the non-U.S. holder and the holder is not:

•	an actual or constructive owner of 10% or more of the total combined voting power of all our voting stock;

•	a controlled foreign corporation related, actually or constructively, to us through stock ownership; or

•	receiving such interest payments as income effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.

In order to satisfy the certification requirement, the non-U.S. holder must provide a properly completed IRS Form W-8BEN or Form W-8BEN-E, as appropriate (or substitute Form W-8BEN or Form W-8BEN-E or the appropriate successor form of either) under penalties of perjury that provides the non-U.S. holder’s name and address and certifies that the non-U.S. holder is not a U.S. person. Alternatively, in the case where a security clearing organization, bank, or other financial institution holds the notes in the ordinary course of its trade or business on behalf of the non-U.S. holder, certification requires that we or the person who otherwise would be required to withhold U.S. federal income tax receive from the financial institution a certification under penalties of perjury that a properly completed Form W-8BEN or Form W-8BEN-E, as appropriate (or substitute Form W-8BEN or Form W-8BEN-E or the appropriate successor form for either) has been received by it from the non-U.S. holder, and a copy of such form is furnished to us or the person who otherwise would be required to withhold U.S. federal income tax.

A non-U.S. holder that does not qualify for exemption from withholding under the preceding paragraphs generally will be subject to withholding of U.S. federal income tax, currently at the rate of 30%, or a lower applicable treaty rate, on payments of interest on the notes that are not effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.

If the payments of interest on a note are effectively connected with the conduct by a non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States), such payments will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, such payments also may be subject to a 30% branch profits tax (or a lower rate if so specified by an applicable income tax treaty). If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding two sentences, such payments will not be subject to U.S. withholding tax so long as the non-U.S. holder provides us, or the person who otherwise would be required to withhold U.S. federal income tax, with the appropriate certification.

In order to claim a tax treaty benefit or exemption from withholding with respect to income that is effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder, the non-U.S. holder must provide a properly executed Form W-8BEN, Form W-8BEN-E, or Form W-8ECI (or a suitable substitute or successor form or such other form as the IRS may prescribe). Under Treasury Regulations, a non-U.S. holder may under certain circumstances be required to obtain a U.S. taxpayer identification number and make certain certifications to us.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax or other rules different from those described above.

Sale, Exchange, Redemption, or Other Taxable Disposition of Notes

Subject to the discussion under “—Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance” below, any gain realized by a non-U.S. holder on the sale, exchange, redemption, or other taxable disposition of a note generally will not be subject to U.S. federal income tax, unless:

•

such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a U.S. permanent establishment or fixed base to which such gain is attributable); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met.

A non-U.S. holder described in the first bullet point above will be required to pay U.S. federal income tax on the net gain derived from the sale or other taxable disposition generally in the same manner as if such non-U.S. holder were a U.S. holder, and if such non-U.S. holder is a foreign corporation, it may also be required to pay an additional branch profits tax at a 30% rate (or a lower rate if so specified by an applicable income tax treaty). A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain derived from the sale or other taxable disposition, which may be offset by certain U.S. source capital losses, even though the non-U.S. holder is not considered a resident of the United States. Proceeds from the disposition of a note that are attributable to accrued but unpaid interest generally will be subject to, or exempt from, tax to the same extent as described above under “—Taxation of Interest” with respect to interest paid on a note.

Information Reporting and Backup Withholding

Any payments of interest to a non-U.S. holder will generally be reported to the IRS and to the non-U.S. holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the non-U.S. holder resides.

Backup withholding and certain additional information reporting generally will not apply to payments of interest with respect to which either the requisite certification, as described above under “—Taxation of Interest,” has been received or an exemption otherwise has been established, provided that neither we nor the person who otherwise would be required to withhold U.S. federal income tax has actual knowledge or reason to know that the holder is, in fact, a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of the notes by or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and backup withholding unless the holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of the notes by or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related person”). In the case of the payment of the proceeds from the disposition of the notes by or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury Regulations require information reporting, but not backup withholding, on the payment unless the broker has actual knowledge that the payee is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability provided such holder furnishes the required information to the IRS.

Foreign Account Tax Compliance Act (FATCA)

Under Sections 1471 through 1474 of the Code and IRS guidance issued thereunder (“FATCA”), a 30% U.S. federal withholding tax is generally imposed on payments of interest on a note, and, subject to the proposed Treasury Regulations discussed below, will be imposed on the gross proceeds from the sale, exchange, redemption or other taxable disposition of a note, in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments to, and to collect and provide to the U.S. tax authorities substantial information regarding, U.S. account holders of such institution, (2) in the case of a non-financial foreign entity, such entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. While withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition (including a retirement or redemption) of a note on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their own tax advisors regarding the possible implication of FATCA on their investment in the notes.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974 (“ERISA”) imposes requirements on employee benefit plans subject to Title I of ERISA, which we refer to as “ERISA plans,” and on those persons who are fiduciaries of ERISA plans. Investments by ERISA plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA plan’s investments be made in accordance with the documents governing such ERISA plan.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts, which, together with ERISA plans, we refer to as the “plans,” and specified persons, referred to as “parties in interest” or “disqualified persons,” having specified relationships to such plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and to other penalties and liabilities under ERISA and the Code. In addition, if a prohibited transaction occurs with respect to a plan, the fiduciary may be subject to penalties and liabilities under ERISA and the Code.

The fiduciary of a plan that proposes to purchase and hold any notes should consider, among other things, whether such purchase and holding may involve (1) a direct or indirect extension of credit to a party in interest or to a disqualified person, (2) the sale or exchange of any property between a plan and a party in interest or disqualified person, or (3) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any plan assets. Such parties in interest or disqualified persons could include, without limitation, Brown-Forman Corporation and its affiliates, the underwriters, and the trustee under the indenture. Depending upon the identity of the plan fiduciary making the decision to acquire or hold the notes on behalf of a plan, Prohibited Transaction Class Exemption (“PTCE”), as amended, 91-38, as amended, (relating to investments by bank collective investment funds), PTCE 84-14, as amended, (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60, as amended, (relating to investments by an insurance company general account), PTCE 96-23, as amended, (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1, as amended, (relating to investments by insurance company pooled separate accounts), could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code, although there can be no assurance that all of the conditions of such class exemptions will be satisfied.

Federal, state, local, or non-U.S. laws governing the investment and management of the assets of governmental plans and other plans which are not subject to ERISA or the Code may contain fiduciary and prohibited transaction requirements similar to those under Title I of ERISA and Section 4975 of the Code, which we refer to as “similar laws.” Accordingly, fiduciaries of such plans, in consultation with their counsel, should consider the impact of their respective laws on investments in the notes and the considerations discussed above, to the extent applicable.

Because of the above, the notes should not be purchased or held by any person investing “plan assets” of any plan or employee benefit plan subject to similar laws, unless such purchase and holding will not be subject to, or will be exempt from, the prohibited transactions rules of ERISA and the Code or any applicable similar laws.

Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note will be deemed by such acquisition or acceptance to have represented and warranted that either: (1) no portion of the assets used by such purchaser or transferee to acquire the notes constitutes assets of any employee benefit plan subject to Title I of ERISA or Section 4975 of the Code or the applicable provisions of any similar law or (2) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any similar laws.

Due to the complexity of these rules and penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries, or other persons, considering purchasing the notes on behalf of, or with the assets of, any plan or employee benefit plan subject to ERISA, Section 4975 of the Code or similar laws, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any similar laws applicable to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in the Underwriting Agreement dated March 21, 2023 (the “Underwriting Agreement”) among us and the underwriters, each of the underwriters named below (the “Underwriters”), for whom BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, and U.S. Bancorp Investments, Inc. are acting as representatives, has severally and not jointly agreed to purchase from us the principal amount of notes set forth opposite its name below.

Underwriters	Aggregate Principal Amount of Notes to be Purchased
BofA Securities, Inc.	$130,000,000
Citigroup Global Markets Inc.	$130,000,000
J.P. Morgan Securities LLC	$130,000,000
U.S. Bancorp Investments, Inc.	$130,000,000
Barclays Capital Inc.	$58,500,000
Scotia Capital (USA) Inc.	$58,500,000
Siebert Williams Shank & Co., LLC	$13,000,000

$650,000,000

The Underwriting Agreement provides that the obligations of the several Underwriters thereunder are subject to approval of certain legal matters by counsel and to various other conditions. The Underwriters are obligated to purchase and accept delivery of all of the notes if they purchase any of the notes. The notes are offered subject to receipt and acceptance by the Underwriters and to certain other conditions, including the right to reject orders in whole or in part.

The Underwriters propose to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain securities dealers at such prices less concessions not in excess of 0.400% per note. The Underwriters may allow, and such dealers may re-allow, concessions not in excess of 0.250% per note on sales to other dealers. After the offering of the notes, the public offering price, concessions and other selling terms may be changed by the Underwriters.

The following table shows the underwriting discount that we are to pay to the Underwriters in connection with the offering of the notes (expressed as a percentage of the principal amount of the notes and in total):

Paid by Brown- Forman
Per note	0.650%
Total	$4,225,000

We estimate that our total expenses for this offering will be approximately $1.5 million.

We have agreed to indemnify the Underwriters against certain liabilities under the Securities Act or to contribute to payments that the Underwriters may be required to make in respect thereof.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The Underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

In connection with the offering of the notes, certain of the Underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the notes. Specifically, the Underwriters may over-allot in connection with the offering, creating a short position. In addition, the Underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Underwriters may also impose penalty bids, under which selling concessions allowed to syndicate banks or other broker-dealers participating in the offering of the notes are reclaimed if notes previously distributed in the offering are repurchased in connection with stabilizing transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation is made hereby of the direction or the magnitude of any effect that the transactions described above may have on the market price of the notes. The Underwriters will not be required to engage in these activities, and although they may engage in these activities, they may end any of these activities at any time without notice.

Conflicts of Interest

The Underwriters and their affiliates have provided and in the future may continue to provide investment banking, commercial banking, and other financial services, including the provision of credit facilities, to us in the ordinary course of business for which they have received and will receive customary compensation. The trustee under the indenture is an affiliate of U.S. Bancorp Investments, Inc., one of the Underwriters.

In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the Underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other Underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Respective affiliates of BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Scotia Capital (USA) Inc. are lenders under our Term Loan Agreement and, as a result of our intended use of net proceeds from this offering to repay outstanding indebtedness under our Term Loan Agreement, may receive in excess of 5% of the net proceeds of this offering, not including underwriting compensation. The receipt by any underwriter and its affiliates of an aggregate amount in excess of 5% of the net proceeds from this offering would constitute a “conflict of interest” under FINRA Rule 5121 for each such underwriter. Consequently, this offering will be conducted in accordance with the applicable requirements of FINRA Rule 5121. Rule 5121 requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering as the securities offered are expected to be investment grade rated. See “Use of Proceeds.”

Selling Restrictions

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the notes or possession or distribution of this prospectus supplement and the accompanying prospectus or any other offering or publicity material relating to the notes in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any notes or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of notes by it will be made on the same terms.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended, which we refer to as “MiFID II”; or (ii) a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129/EU, as amended or superseded, which we refer to as the “EEA Prospectus Regulation.” Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended, which we refer to as the “PRIIPs Regulation,” for offering or selling the notes or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the European Economic Area will be made pursuant to an exemption under the EEA Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the EEA Prospectus Regulation.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018, which we refer to as the “EUWA” and the regulations made under the EUWA; or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended, which we refer to as the “FSMA”, and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA and the regulations made under the EUWA; or (iii) not a qualified investor as defined in Regulation (3)(e) of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the EUWA, which we refer to as the “UK Prospectus Regulation.” Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA, which we refer to as the “UK PRIIPs Regulation”, for offering or selling any securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling any securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, which we refer to as the “FSMA”), in connection with the issue or sale of the notes, has only been, and will only be, communicated or caused to be communicated in circumstances in which Section 21 of the FSMA does not apply to us.

Anything done in relation to the notes in, from or otherwise involving the United Kingdom, has been, and may only be done, in compliance with all applicable provisions of the FSMA.

In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus are for distribution only to, and is only directed at, qualified investors (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, which we refer to as the “Financial Promotion Order,” (ii) who are high net worth companies (or other persons to whom it may be lawfully communicated), falling within Article 49(2)(a) to (d) of the Financial Promotion Order or (iii) who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons in (i), (ii) and (iii) above together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, the notes, or any investment or investment activity to which this prospectus supplement relates, are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the notes will be engaged in only with, relevant persons.

Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder or (ii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) and which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong). No advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder.

This prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authorities in Hong Kong, including the Securities and Future Commissions and the Companies Registry of Hong Kong and neither had it been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated or distributed (in whole or in part) in Hong Kong or be used for any purpose in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the notes will be required, and is deemed by the acquisition of the notes, to confirm that such person is aware of the restriction on offers of the notes described in this prospectus supplement, the accompanying prospectus and the relevant offering documents and that such person is not acquiring, and has not been offered any notes in circumstances that contravene any such restrictions. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, the accompanying prospectus or any other offering materials, you should obtain independent professional advice.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, which we refer as the “FIEA”) and, accordingly, will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been, and will not be, registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, which we refer to as the “SFA”) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Solely for the purposes of our obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued, or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or filing with or approval of the

Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. None of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and none of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland. None of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the offering, nor the Company nor the notes, have been or will be filed with or approved by any Swiss regulatory authority. The notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority (“FINMA”), and investors in the notes will not benefit from protection or supervision by such authority

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, which we refer to as “NI33-105”, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Korea

The notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the notes have been and will be offered in Korea as a private placement under the FSCMA. None of the notes may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The notes have not been listed on any of the securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the notes. By the purchase of the notes, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the notes pursuant to the applicable laws and regulations of Korea.

United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

Certain legal matters relating to the notes will be passed upon for us by McGuireWoods LLP, Richmond, Virginia. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements and financial statement schedule of Brown-Forman Corporation and Subsidiaries appearing in Brown-Forman Corporation’s Annual Report (Form 10-K) for the year ended April 30, 2022 and the effectiveness of Brown-Forman Corporation’s internal control over financial reporting as of April 30, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements for the fiscal year ended April 30, 2020 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended April 30, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

BROWN-FORMAN CORPORATION

Prospectus

Debt Securities

We may, from time to time, offer debt securities in one or more offerings. We will provide the specific terms of the debt securities in supplements to this prospectus. We may offer and sell the debt securities to or through one or more underwriters, dealers, and agents or directly to purchasers (or through a combination of these methods) on a continuous or delayed basis. The names of any such underwriters, dealers, agents, or purchasers and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

Investing in our debt securities involves risks. See the section entitled “Risk Factors” on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated March 8, 2023.

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, referred to herein as (the “SEC” or the “Commission”) using a “shelf” registration process. Under the shelf registration process, we may sell from time to time debt securities in one or more offerings. Each time we sell debt securities we will provide a prospectus supplement and may provide other offering materials that will contain specific information about the terms of that offering. The prospectus supplement or other offering materials may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference.”

You should not assume that the information in this prospectus, any prospectus supplement, or any other offering materials is accurate as of any date other than the date on the front of each document.

In this prospectus and any prospectus supplement, references to “our company,” “the Company,” “we,” “us,” and “our” mean Brown-Forman Corporation and its consolidated subsidiaries, unless otherwise expressly stated or required by the context.

Forward-Looking Statements

This prospectus, any accompanying prospectus supplement and the information incorporated by reference in this prospectus or any prospectus supplement may contain statements, estimates and projections that are “forward-looking statements” as defined under U.S. federal securities laws. Words such as “aim,” “anticipate,” “aspire,” “believe,” “can,” “continue,” “could,” “envision,” “estimate,” “expect,” “expectation,” “intend,” “may,” “might,” “outlook,” “plan,” “potential,” “project,” “pursue,” “see,” “seek,” “should,” “will,” “would,” and similar words indicate forward-looking statements, which speak only as of the date we make them. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control). Some of these risks are described more fully in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended April 30, 2022, which is expressly incorporated by reference into this prospectus, and those risks described elsewhere in documents filed with the SEC and incorporated by reference in this prospectus and any accompanying prospectus supplement. These factors could cause our actual results to differ materially from our historical experience or from our current expectations or projections. These risks and uncertainties include, but are not limited to:

•	Our substantial dependence upon the continued growth of the Jack Daniel’s family of brands

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Substantial competition from new entrants, consolidations by competitors and retailers, and other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets or distribution networks

•	Route-to-consumer changes that affect the timing of our sales, temporarily disrupt the marketing or sale of our products, or result in higher fixed costs

•	Disruption of our distribution network or inventory fluctuations in our products by distributors, wholesalers, or retailers

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Changes in consumer preferences, consumption, or purchase patterns – particularly away from larger producers in favor of small distilleries or local producers, or away from brown spirits, our premium products, or spirits generally, and our ability to anticipate or react to them; further legalization of marijuana, shifts in consumer purchase practices; bar, restaurant, travel, or other on-premises declines; shifts in demographic or health and wellness trends; or unfavorable consumer reaction to new products, line extensions, package changes, product reformulations, or other product innovation

•	Production facility, aging warehouse, or supply chain disruption

•	Imprecision in supply/demand forecasting

•	Higher costs, lower quality, or unavailability of energy, water, raw materials, product ingredients, or labor

•	Impact of health epidemics and pandemics, including the COVID-19 pandemic, and the risk of the resulting negative economic impacts and related governmental actions

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Unfavorable global or regional economic conditions, particularly related to the COVID-19 pandemic, and related economic slowdowns or recessions, low consumer confidence, high unemployment, weak credit or capital markets, budget deficits, burdensome government debt, austerity measures, higher interest rates, higher taxes, political instability, higher inflation, deflation, lower returns on pension assets, or lower discount rates for pension obligations

•	Product recalls or other product liability claims, product tampering, contamination, or quality issues

•	Negative publicity related to our company, products, brands, marketing, executive leadership, employees, Board of Directors, family stockholders, operations, business performance, or prospects

•	Failure to attract or retain key executive or employee talent

•	Risks associated with acquisitions, dispositions, business partnerships, or investments – such as acquisition integration, termination difficulties or costs, or impairment in recorded value

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Risks associated with being a U.S.-based company with a global business, including commercial, political, and financial risks; local labor policies and conditions; protectionist trade policies, or economic or trade sanctions, including new retaliatory tariffs on American whiskeys and the effectiveness of our actions to mitigate the negative impact on our margins, sales, and distributors; compliance with local trade practices and other regulations; terrorism; and health pandemics

•	Failure to comply with anti-corruption laws, trade sanctions and restrictions, or similar laws or regulations

•	Fluctuations in foreign currency exchange rates, particularly a stronger U.S. dollar

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Changes in laws, regulatory measures, or governmental policies – especially those that affect the production, importation, marketing, labeling, pricing, distribution, sale, or consumption of our beverage alcohol products

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Tax rate changes (including excise, corporate, sales or value-added taxes, property taxes, payroll taxes, import and export duties, and tariffs) or changes in related reserves, changes in tax rules or accounting standards, and the unpredictability and suddenness with which they can occur

•	Decline in the social acceptability of beverage alcohol in significant markets

•	Significant additional labeling or warning requirements or limitations on availability of our beverage alcohol products

•	Counterfeiting and inadequate protection of our intellectual property rights

•	Significant legal disputes and proceedings, or government investigations

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Cyber breach or failure or corruption of our key information technology systems or those of our suppliers, customers, or direct and indirect business partners, or failure to comply with personal data protection laws

•	Our status as a family “controlled company” under New York Stock Exchange rules, and our dual class share structure

Where You Can Find More Information

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC’s website at http://www.sec.gov and our corporate website at http://www.brown-forman.com. Information on the SEC’s website and our corporate website does not constitute part of this prospectus or any accompanying prospectus supplement and is not incorporated by reference into this prospectus or any accompanying prospectus supplement, except as otherwise specifically set forth in “Incorporation of Information by Reference.” You may also obtain copies of this information and the documents incorporated by reference in this prospectus at no charge by writing or telephoning us at the following address or telephone number: Brown-Forman Corporation, 850 Dixie Highway, Louisville, Kentucky 40210 USA, Attention: Investor Relations, telephone number (502) 585-1100.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the full registration statement on Form S-3, of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If an agreement or document is filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You may review a copy of the registration statement on Form S-3 and the documents incorporated by reference therein on the SEC’s website and our corporate website listed above.

Incorporation of Information by Reference

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important business and financial information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and, where applicable, supersede the corresponding information contained in this prospectus or in documents filed earlier with the SEC.

We incorporate by reference into this prospectus the following documents that we have previously filed with the SEC (other than, in each case, documents or portions thereof or information included in such documents deemed to have been furnished and not filed in accordance with SEC rules) all of which are filed under SEC File No. 001-00123:

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Our Annual Report on Form 10-K for the fiscal year ended April  30, 2022 (which incorporates by reference certain portions our Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders filed with the SEC on June 24, 2022);

•	Our Quarterly Reports on Form 10-Q for the quarters ended July 31, 2022, October 31, 2022 and January 31, 2023; and

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Our Current Reports on Form 8-K filed with the SEC on July 29, 2022 (Items 5.02, 5.07 and, as it relates to such items, 9.01 only), October  12, 2022, November  17, 2022 (Item 5.02 only), and January 5, 2023 (Items 1.01, 2.03, 8.01 and, as it relates to such items, 9.01 only).

We are also incorporating by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of any offering pursuant to this prospectus. In no event, however, will any of the information that we disclose under Items 2.02 and 7.01 (and any related Item 9.01) of any Current Report on Form 8-K that we may from time to time furnish to the SEC be incorporated by reference into, or otherwise included in, this prospectus.

Each document referred to above is available on the SEC’s website at http://www.sec.gov and on our corporate website at http://www.brown-forman.com. Information on the SEC’s website and our corporate website does not constitute part of this prospectus or any accompanying prospectus supplement and is not incorporated by reference into this prospectus or any accompanying prospectus supplement, except as otherwise specifically set forth above in this section. You may also request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address or telephone number:

Brown-Forman Corporation

850 Dixie Highway

Louisville, Kentucky 40210

(502) 585-1100

Attention: Investor Relations

Prospectus Supplement

The prospectus supplement for each offering of debt securities will contain the specific information and terms for that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to read both this prospectus and the prospectus supplement in making your investment decision.

Our Company

For more than 150 years, Brown-Forman Corporation has enriched the experience of life by responsibly building fine quality beverage alcohol brands, including Jack Daniel’s Tennessee Whiskey, Jack Daniel’s Tennessee RTDs, Jack Daniel’s Tennessee Honey, Jack Daniel’s Tennessee Fire, Jack Daniel’s Tennessee Apple, Gentleman Jack, Jack Daniel’s Single Barrel, Woodford Reserve, Old Forester, Coopers’ Craft, The GlenDronach, Benriach, Glenglassaugh, Slane, Herradura, el Jimador, New Mix, Korbel, Sonoma-Cutrer, Finlandia, Chambord, Fords Gin, Gin Mare and Diplomático. Brown-Forman’s brands are supported by approximately 5,200 employees globally and sold in more than170 countries worldwide.

Brown-Forman Corporation was incorporated under the laws of the State of Delaware in 1933, successor to a business founded in 1870 as a partnership and later incorporated under the laws of the Commonwealth of Kentucky in 1901. Our principal executive offices are located at 850 Dixie Highway, Louisville, Kentucky 40210. Our telephone number is (502) 585-1100.

Risk Factors

Before you invest in our debt securities, you should carefully consider the risk factors included in our most recent Annual Report on Form 10-K, as supplemented by our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, that are incorporated herein by reference and those that may be included in the applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

If any of the risks discussed in the foregoing documents actually occur, our business, financial condition, results of operations or cash flow could be materially adversely affected. Additional risks not currently known to us, or that we currently deem to be immaterial, could also materially and adversely affect our business, financial conditions, results of operations, or cash flow.

Use of Proceeds

Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds from the sale of the debt securities for general corporate purposes, including funding working capital, capital expenditures, acquisitions of or investments in businesses or assets, redemption and repayment of short-term or long-term borrowings, and purchases of our capital stock.

Description of Debt Securities

This prospectus describes certain terms and provisions of the debt securities. The debt securities will be issued under an indenture (the “base indenture”) between us and U.S. Bank National Association, as trustee dated as of April 2, 2007, as supplemented by the first supplemental indenture dated as of December 13, 2010, and the second supplemental indenture dated as of June 24, 2015 (collectively with the base indenture, the “indenture”). When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. In this section entitled “Description of Debt Securities,” references to “we,” “us,” “our,” and Brown-Forman, include Brown-Forman Corporation only and not any of its subsidiaries.

We have summarized certain material terms and provisions of the indenture. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

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if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation and aggregate principal amount;

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the place where we will pay principal and interest;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any material United States Federal income tax consequences;

•	the dates on which premium, if any, will be paid and whether and under what circumstances additional amounts on such debt securities shall be payable;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	the appointment of any trustees, depositaries, paying agents, transfer agents, exchange agents, conversion agents, registrars or other agents;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants or any modifications to the events of default or covenants set forth in the indenture.

Senior Debt

Senior debt securities will rank equally and ratably with all of our other unsecured and unsubordinated debt from time to time outstanding.

Subordinated Debt

Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all of our “senior indebtedness” from time to time outstanding. The indenture defines “senior indebtedness” as obligations or indebtedness of, or guaranteed or assumed by, Brown-Forman, whether or not represented by bonds, debentures, notes or similar instruments, for borrowed money, and any amendments, renewals, extensions, modifications and refundings of any such obligations or indebtedness. “Senior indebtedness” does not include any indebtedness or other obligations specifically designated as not being senior indebtedness.

In general, upon the occurrence of certain events, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities. These events include:

•	any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern us or a substantial part of our property;

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a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist; or

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the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to section 5.02 of the indenture. This declaration must not have been rescinded and annulled as provided in the indenture.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Certain Covenants

Limitation on Liens

The indenture provides that, unless otherwise specified in the terms of debt securities of any series, if we or any of our Subsidiaries (as defined below) directly or indirectly incurs, issues, assumes or guarantees any Indebtedness (as defined below) secured by a Mortgage (as defined below) on Principal Property (as defined below) of ours or of any Subsidiary or on any shares of capital stock or Indebtedness (owed to us or any other Subsidiary) of any Subsidiary that owns Principal Property, we will secure, or cause such Subsidiary to secure, all outstanding debt securities governed by the indenture equally and ratably with such secured Indebtedness, unless after giving effect thereto the aggregate amount of all such secured Indebtedness, together with all

Attributable Debt (as defined below) of ours and of our Subsidiaries in respect of sale and lease-back transactions involving Principal Properties (other than certain sale and lease-back transactions that are permitted under “Limitation on Sale and Leaseback Transactions”) would constitute 15% or less of our and our consolidated Subsidiaries’ Consolidated Net Assets (as defined below) upon such incurrence, issuance, assumption or guarantee. This restriction will not apply in the case of:

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Mortgages affecting property of any person existing at the time such person becomes a Subsidiary or at the time it is acquired by us or a Subsidiary or arising thereafter under contractual commitments entered into prior to and not in contemplation of such person’s becoming a Subsidiary or being acquired by us or a Subsidiary;

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Mortgages existing at the time of acquisition of the property affected by such Mortgage, or Mortgages incurred to secure payment of all or part of the purchase price of such property or to secure Indebtedness incurred prior to, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or part of the purchase price of such property (provided such Mortgages are limited to such property and improvements to such property);

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Mortgages placed into effect prior to, at the time of, or within 180 days of completion of construction of new facilities (or any improvements to existing facilities) to secure all or part of the cost of construction or improvement of such facilities, or to secure Indebtedness incurred to provide funds for any such purpose (provided such Mortgages are limited to the property or portion thereof upon which the construction being so financed occurred and improvements the cost of construction of which is being so financed);

•	Pledges or deposits in the ordinary course of business and in connection with bids, tenders, contracts or statutory obligations or to secure surety or performance bonds;

•	Mortgages imposed by law, such as carriers’, warehousemen’s and mechanics’ and materialmen’s liens, arising in the ordinary course of business;

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Mortgages for taxes or assessments or governmental charges or levies, so long as such taxes or assessments or governmental charges or levies are not due and payable, or the same can be paid thereafter without penalty, or the same are being contested in good faith;

•	minor encumbrances, easements or reservations which do not in the aggregate materially adversely affect the value of the properties or impair their use;

•	Mortgages in respect of judgments that do not result in an event of default under the indenture;

•	Mortgages which secure only debt owing by a Subsidiary to us or to a Subsidiary of ours;

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Mortgages required by any contract or statute in order to permit us or a Subsidiary to perform any contract or subcontract made by it with or at the request of the United States of America or any state, or any department, agency, instrumentality or political subdivision of any of the foregoing or the District of Columbia, and Mortgages on property owned or leased by us or a Subsidiary (a) to secure any Indebtedness incurred for the purpose of financing (including any industrial development bond financing) all or any part of the purchase price or the cost of constructing, expanding or improving the property subject thereto (provided such Mortgages are limited to the property or portion thereof upon which the construction being so financed occurred and the improvements the cost of construction of which is being so financed), or (b) needed to permit the construction, improvement, attachment or removal of any equipment designed primarily for the purpose of air or water pollution control, provided that such Mortgages shall not extend to other property or assets of us or any Subsidiary;

•	landlords’ liens on property held under lease;

•	Mortgages, if any, in existence on April 2, 2007; and

•	certain extensions, renewals, replacements or refundings of Mortgages referred to in the foregoing clauses.

Limitation on Sale and Lease-back Transactions

The indenture provides that, unless otherwise specified in the terms of debt securities of any series, neither we nor any of our Subsidiaries may enter into any sale and lease-back transaction involving Principal Property acquired or placed into service more than 180 days prior to such transaction, whereby such property has been or is to be sold or transferred by us or any Subsidiary, unless:

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we or such Subsidiary would at the time of entering into such transaction be entitled to create Indebtedness secured by a Mortgage on such property as described in “— Limitation on Liens” above in an amount equal to the Attributable Debt with respect to the sale and lease-back transaction without equally and ratably securing the outstanding debt securities; or

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we apply to the retirement or prepayment (other than any mandatory retirement or prepayment) of our Funded Debt (as defined below), or to the acquisition, development or improvement of Principal Property, an amount equal to the net proceeds from the sale of the Principal Property so leased within 180 days of the effective date of any such sale and lease-back transaction, provided that the amount to be applied to the retirement or prepayment of our Funded Debt shall be reduced by the principal amount of any debt securities delivered by us to the trustee within 180 days after such sale and lease-back transaction for retirement and cancellation.

This restriction will not apply to any sale and lease-back transaction (i) involving the taking back of a lease for a period of three years or less; (ii) involving industrial development or pollution control financing; or (iii) between us and a Subsidiary or between Subsidiaries.

Merger, Consolidation or Sale of Assets

The indenture prohibits us from merging into or consolidating with any other corporation or selling, leasing or conveying or transferring all or substantially all of our property and assets and the properties and assets of our Subsidiaries, taken as a whole, to any person, unless:

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either we are the continuing corporation or the successor corporation or the person which acquires by sale, lease or conveyance all or substantially all of our or our Subsidiaries’ assets is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest on all the debt securities and the due and punctual performance and observance of every covenant and condition of the indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation;

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immediately after giving effect to such transaction, no Event of Default described under the caption “Events of Default and Remedies” or event which, after notice or lapse of time or both would become an Event of Default, has happened and is continuing; and

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we have delivered to the trustee an opinion of counsel stating that such transaction and such supplemental indenture comply with the indenture provisions and that we have complied with all conditions precedent in the indenture relating to such transaction.

Upon any consolidation or merger with or into any other person or any sale, conveyance, lease, or other transfer of all or substantially all of our or our Subsidiaries’ assets to any person, the successor corporation shall succeed to, and be substituted for, us under the indenture and each series of outstanding debt securities, and we shall be relieved of all obligations and covenants under the indenture and each series of outstanding debt securities to the extent we were the predecessor person.

Certain Definitions

“Attributable Debt” means, with respect to any sale and lease-back transaction, as of any particular time, the present value discounted at the rate of interest implicit in the terms of the lease (as determined in good faith by us) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at our option, be extended).

“Consolidated Net Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting all current liabilities (excluding any portion of current liabilities constituting Funded Debt by reason of being renewable or extendable), all as set forth on the balance sheet for the most-recently ended fiscal quarter of the person for which such determination is being made and computed in accordance with generally accepted accounting principles.

“corporation” means a corporation, association, company, joint-stock company, limited liability company or business trust.

“Funded Debt” means all Indebtedness for money borrowed classified as long-term debt on the audited balance sheet for the most-recently ended fiscal period (or if incurred subsequent to the date of such balance sheet, would have been so classified) of the person for which the determination is being made.

“Indebtedness” means:

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any liability of any person for borrowed money, or evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations but excluding Trade Payables), or for the payment of money relating to a lease that is required to be classified as a capitalized lease obligation in accordance with generally accepted accounting principles;

•	any of the foregoing liabilities of another that a person has guaranteed, that is recourse to such person, or that is otherwise its legal liability;

•	mandatorily redeemable preferred or preference stock of one of our Subsidiaries held by anyone other than us or one of our Subsidiaries; and

•	any amendment, supplement, modification, deferral, renewal, extension, or refunding of any liability of the types referred to in the foregoing clauses.

“Mortgage” means, with respect to an asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

“Principal Property” means all real property, fixtures, machinery and equipment located within the United States directly engaged in our or our Subsidiaries’ manufacturing activities, including manufacturing and processing facilities, except any such real property, fixtures, machinery and equipment which our board of directors determines is not material to our business and our Subsidiaries’ business taken as a whole.

“Significant Subsidiary” means each Subsidiary which is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, as amended or modified and in effect from time to time.

“Subsidiary” means any corporation, partnership or other entity of which at the time of determination we own or control directly or indirectly more than 50% of the shares of voting stock or equivalent interests.

“Trade Payables” means accounts payable or any other Indebtedness or monetary obligations to trade creditors created or assumed in the ordinary course of business in connection with the obtaining of materials, finished products, inventory or services.

Events of Default and Remedies

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, we mean:

(1) default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2) default in paying principal, or premium, if any, on the debt securities when due;

(3) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

(4) default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 60 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(5) we default in the payment of any scheduled principal of or interest on any of our Indebtedness or any Indebtedness of any of our Subsidiaries (other than the debt securities), aggregating more than $50 million in principal amount, when due and payable after giving effect to any applicable grace period;

(6) we default in the performance of any other term or provision of any of our Indebtedness or any Indebtedness of any of our Subsidiaries (other than the debt securities) in excess of $50 million principal amount that results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days after there has been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities then outstanding of any series, a written notice specifying such default or defaults;

(7) one or more judgments, decrees, or orders is entered against us or any Significant Subsidiary by a court from which no appeal may be or is taken for the payment of money, either individually or in the aggregate, in excess of $50 million, and the continuance of such judgment, decree, or order remains unsatisfied and in effect for any period of 45 consecutive days after the amount of the judgment, decree or order is due without a stay of execution;

(8) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; and

(9) any other Events of Default set forth in a prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (8) with respect to us) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of at least 51% in principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any.

If an Event of Default under the indenture specified in clause (8) with respect to us occurs and is continuing, then the entire principal amount of the outstanding debt securities (or such lesser amount as may be provided in the terms of the securities) will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration, the holders of a majority in principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

Holders of at least 51% in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have notified the Trustee of a continuing Event of Default in writing and made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent man would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

The indenture requires that we must deliver to the trustee within 120 days after the end of each fiscal year an officers’ certificate stating whether such officers have knowledge of any default under the indenture and, if so, specifying such default and the nature thereof.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

•	evidence a successor to the trustee;

•	cure ambiguities, defects or inconsistencies;

•

provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets that complies with the covenant described under “— Merger, Consolidation or Sale of Assets”;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	add guarantors or co-obligors with respect to the debt securities of any series;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series;

•	add additional Events of Default with respect to the debt securities of any series;

•	maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the maturity date or payment date of any premium or interest payable on any debt security;

•	reduce the principal amount of, or any amount of interest or premium payable on, any debt security;

•	alter or waive the redemption or repayment provisions of any series of the debt securities;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take certain actions;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities or any guarantor;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	adversely affect the ranking of the debt securities of any series; or

•	release any guarantor or co-obligor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture with respect to the outstanding debt securities of any series, when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

•

all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•

our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). If we so elect, any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default and Remedies” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•

U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•

a combination of money and U.S. government obligations (or equivalent government obligations, as applicable) in an amount, in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable Federal income tax law or a ruling published by the Internal Revenue Service, the holders of the debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same Federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same Federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration;

•	if the debt securities are to be redeemed prior to their maturity (other than from mandatory sinking fund or analogous payments), notice of such redemption shall have been duly given; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Concerning our Relationship with the Trustee

U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) is the trustee under the indenture. U.S. Bank Trust Company, National Association or its affiliates make loans to and perform certain other services for us and certain of our affiliates. Among other services, U.S. Bank Trust Company, National Association or its affiliates provide us and our affiliates with investment banking, commercial banking and cash management services, financial advisory services, corporate trust services, foreign exchange services and investment custody account services, and an affiliate of U.S. Bank Trust Company, National Association serves as administrative agent for our credit facility and our 364-day term loan agreement.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for all debt securities. We may change the paying agent or registrar for any series of debt securities without prior notice, and we or any of our Subsidiaries may act as paying agent or registrar.

Forms of Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Unless we state otherwise in a prospectus supplement, the Depository Trust Company (“DTC”) will act as depositary for each series of debt securities issued as global securities. DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

Governing Law

The indenture and each series of debt securities are governed by, and construed in accordance with, the laws of the State of New York.

Plan of Distribution

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

Legal Matters

Certain legal matters relating to the debt securities will be passed upon for us by McGuireWoods LLP, Richmond, Virginia. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

Experts

The consolidated financial statements and financial statement schedule of Brown-Forman Corporation and Subsidiaries appearing in Brown-Forman Corporation’s Annual Report (Form 10-K) for the year ended April 30, 2022 and the effectiveness of Brown-Forman Corporation’s internal control over financial reporting as of April 30, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements for the fiscal year ended April 30, 2020 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended April 30, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$650,000,000 4.750% Notes due 2033

Prospectus Supplement

March 21, 2023

Joint Book-Running Managers

BofA Securities	Citigroup	J.P. Morgan	US Bancorp

Barclays		Scotiabank

Co-Manager

Siebert Williams Shank